Exhibit 99.2

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First Quarter 2005

Financial Results

Earnings Conference Call

May 5, 2005

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Forward Looking Statements

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This presentation contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements should be considered as estimates only and actual results may ultimately differ from these estimates.  Except to the extent required by applicable securities laws, CB Richard Ellis Group, Inc. undertakes no obligation to update or publicly revise any of the forward-looking statements that you may hear today. Please refer to our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the SEC and available at the SEC’s Web site (http://www.sec.gov), for a full discussion of the risks and other factors, that may impact any estimates that you may hear today. We may make certain statements during the course of this presentation which include references to “non-GAAP financial measures,” as defined by SEC regulations.  As required by these regulations, we have provided reconciliations of these measures to what we believe are the most directly comparable GAAP measures, which are attached hereto within the appendix.

Conference Call Participants

Brett White, President

Ken Kay, Senior Executive Vice President and Chief Financial Officer

Cal Frese, President, Americas

Shelley Young, Director of Investor Relations

Q1 2005 Performance Highlights

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•                  Revenue totaled $538.3 million, 22% higher than the prior year quarter

•                  10th straight quarter of double-digit year-over-year organic revenue growth

•                  Net income totaled $14.6 million, as compared to a net loss of $16.6 million for the same quarter last year

•                  Excluding one-time items, net income for the quarter was $19.0 million, as compared to a net loss of $2.6 million for the same quarter last year(1)

•                  Earnings Per Share(2)

	Q1 2005	Q1 2004
GAAP	$0.19	$(0.26)
Adjusted	$0.25	$(0.03)

(1).       Net income was adjusted for one time items of $4.4 million ($7.4 million before tax) and $13.9 million ($22.1 million before tax) for the first quarter of 2005 and 2004, respectively.

(2).       All EPS information is based upon diluted shares.

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•                  Operating income totaled $36.6 million, as compared to an operating loss of $9.3 million for the same quarter last year

•                  EBITDA totaled $50.2 million, as compared to $10.1 million for the same quarter last year

•                  EBITDA, excluding one-time Insignia related costs, totaled $52.7 million for 2005 as compared to $25.4 million in 2004, an improvement of 107%

Q1 Financial Results

($ in millions)	2005	2004	% Change
Revenue	538.3	441.0	22
Cost of Services	268.1	224.2	20
Operating, Adminstrative & Other	223.2	199.2	12
Equity Income in Unconsolidated Subsidiaries	3.2	2.5	28
Merger-Related Charges	—	10.0	na
EBITDA	50.2	10.1	397

One Time Insignia Related Charges:
Merger-Related Charges	—	10.0	na
Integration Costs	2.5	5.3	(53)
Normalized EBITDA	52.7	25.4	107

Q1 2005 Revenue Breakdown

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($ in millions)	2005	2004	% Change
Sales	182.1	138.7	31
Leasing	205.5	192.2	7
Property and Facilities Management	50.2	43.4	16
Appraisal and Valuation	41.1	30.8	33
Commercial Mortgage Brokerage	31.1	15.2	105
Investment Management	21.1	16.9	25
Other	7.2	3.8	89
Total	538.3	441.0	22

Q1 2005 Trailing Twelve Months Normalized EBITDA Margins

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Continued margin improvement due to:

•                  Robust revenue growth

•                  Operating leverage

•                  EBITDA margins improved by approximately 25% above the same quarter last year

Notes:

EBITDA margins exclude one-time merger-related charges and integration expenses.

The 2004 TTM margin includes the combined company results for the second quarter of 2003 which was prior to the acquisition of Insignia.  Hence, the EBITDA margin for TTM 2004 is presented for informational purposes only and does not purport to represent what CB Richard Ellis’ combined company EBITDA margin would have been had the Insignia acquisition in fact occurred prior to the third quarter of 2003.

Q1 Earnings Per Share Dynamics(1)

2004

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2005

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(1).       All EPS information is based upon diluted shares.

Consolidated Balance Sheets

	As of
($ in millions)	3/31/05	12/31/2004	Variance
Assets
Cash and cash equivalents	157.8	256.9	(99.1)
Restricted cash	9.1	9.2	(0.1)
Receivables, net	293.8	394.1	(100.3)
Warehouse receivable(1)	43.8	138.2	(94.4)
Property and equipment, net	134.6	137.7	(3.1)
Goodwill and other intangible assets, net	933.0	935.1	(2.1)
Deferred compensation assets	111.1	102.6	8.5
Other assets, net	317.1	297.8	19.3
Total assets	2,000.3	2,271.6	(271.3)

(1).       Represents Freddie Mac loan receivables which are offset by the related non-recourse warehouse line of credit facility.

Consolidated Balance Sheets (cont.)

	As of
($ in millions)	3/31/05	12/31/2004	Variance
Liabilities
Current liabilities, excluding debt	473.6	637.2	(163.6)
Warehouse line of credit(1)	43.8	138.2	(94.4)
Senior secured term loan tranche B	274.1	277.1	(3.0)
11 1/4% senior subordinated notes	179.0	205.0	(26.0)
9 3/4% senior notes	130.0	130.0	—
Other debt	23.3	22.5	0.8
Deferred compensation liabilities	160.7	160.2	0.5
Other long-term liabilities	129.6	135.5	(5.9)
Total liabilities	1,414.1	1,705.7	(291.6)
Minority interest	6.7	5.9	0.8
Stockholders’ equity	579.5	560.0	19.5
Total liabilities and stockholders’ equity	2,000.3	2,271.6	(271.3)

(1).       Represents the non-recourse warehouse line of credit which supports the Freddie Mac loan receivables.

Capitalization

	As of
($ in millions)	3/31/05	12/31/2004	Variance
Cash	157.8	256.9	(99.1)
Senior secured term loan tranche B	274.1	277.1	(3.0)
Other debt(1)	21.2	22.5	(1.3)
9 3/4% senior notes	130.0	130.0	—
11 1/4% senior subordinated notes(2)	179.0	205.0	(26.0)
Total debt	604.3	634.6	(30.3)
Stockholders’ equity	579.5	560.0	19.5
Total capitalization	1,183.8	1,194.6	(10.8)
Total net debt	446.5	377.7	68.8

(1).       Excludes $43.8 million and $138.2 million of warehouse facility at March 31, 2005 and December 31, 2004, respectively, and $2.1 million of non-recourse debt relating to an investment in Europe at March 31, 2005.

(2).       The 2005 balance does not reflect $10.1 million of additional notes repurchased in the 2nd quarter of 2005.

Q1 2005 Trailing Twelve Months Normalized Internal Cash Flow

•                  Strong cash flow generator

•                  Low capital intensity

•                  Utilization of internal cash flow

•                  Debt reduction

•                  Co-investment activities

•                  In-fill acquisitions

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(1).       Excludes capital expenditures, net of concessions, of $5.5 million related to the integration of Insignia.

Updated 2005 Full Year Guidance

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•                  Revenue of $2.6 billion

•                  Net income, as adjusted, within the range of $160 to $168 million

•                  Earnings per share, as adjusted, growth of approximately 27% to 33% resulting in a guidance range of $2.10 to $2.20(1)

(1).       Excluding residual one-time Insignia and debt buy-back charges of approximately $15 million pre-tax.

Q1 2005 Segment Performance

(In $ millions)

	Americas	EMEA	Asia Pacific	Global Investment Management

Revenue	[CHART]	[CHART]	[CHART]	[CHART]

Normalized EBITDA	[CHART]	[CHART]	[CHART]	[CHART]

CBRE Recent Wins

Americas

•                  Dow Chemical Company – Provide facilities management services for an additional 4.1 million square feet of manufacturing space in the US and Europe

•                  Ford – Provide project management services for Ford’s Headquarters campus of 7 million square feet and facilities management services for 11 distribution centers totaling 3 million square feet

•                  Target Corporation – Acquired two parcels over 1.8 million square feet for the development of two new Super Target stores in Florida

•                  State of California – Assist with acquisition, disposition and planning in the San Francisco Bay area and Southern California

EMEA

•                  Abbey National – Conduct a strategic review of real estate investments and dispose of holdings up to $2.3 billion in value

•                  Matsushita Investment & Development – Disposed Mid-City Place, a 350,000 square feet office building in London, for approximately $407 million

•                  ING – Arranged a sale-leaseback of the ING headquarters in the Netherlands for approximately $219 million and was subsequently appointed as property manager

Asia Pacific

•                  Citigroup – Retained by E-Serve, a division of Citigroup, to conduct location analysis and site selection for expansion throughout Asia

•                  China – Appointed as exclusive management agent for two new office properties in Shanghai for more than 780,000 square feet

Favorable Trends

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•                  Improving commercial real estate fundamentals in most major markets

•                  Declining vacancy rates

•                  Increasing net absorption

•                  Rising rental rates

•                  Low levels of new construction

•                  Continued strength of capital flows to commercial real estate and resulting strong commercial real estate capital markets environment are benefiting:

•                  Investment property sales

•                  Commercial mortgage market

•                  Investment management business

•                  CB Richard Ellis’ brand continues to gain strength

•                  Market share gains in most business lines and geographies

•                  Major assignment wins globally

•                  High rate of hiring key competitor personnel

•                  Very low attrition of key personnel

Summary

•                  Record Performance

•                  Strong revenue, EBITDA, net income and earnings per share as a result of improved performance from all lines of business

•                  Outlook

•                  Global economic expansion continues

•                  Leasing recovery underway

•                  Strong capital flows to real estate remain

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Appendix

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Reconciliation of Net Income (Loss) to Net Income (Loss), As Adjusted

	Three Months Ended March 31,
($ in millions, except share data)	2005	2004
Net income (loss)	14.6	(16.6)
Amortization related to net revenue backlog acquired in the Insignia acquisition, net of tax	—	4.3
Merger-related charges related to the Insignia acquisition, net of tax	—	6.3
Integration costs related to the Insignia acquisition, net of tax	1.5	3.4
Loss on extinguishment of debt, net of tax	2.9	—
Net income (loss), as adjusted	19.0	(2.6)

Diluted income (loss) per share, as adjusted	$0.25	$(0.03)
Weighted average shares outstanding for diluted income per share, as adjusted	76,184,725	62,522,176

Reconciliation of Normalized EBITDA to EBITDA to Net Income (Loss)

	Three Months Ended March 31,
($ in millions)	2005	2004
Normalized EBITDA	52.7	25.4

Less:
Merger-related charges related to the Insignia acquisition	—	10.0
Integration costs related to the Insignia acquisition	2.5	5.3
EBITDA	50.2	10.1

Add:
Interest income	2.5	1.3
Less:
Depreciation and amortization	10.4	16.8
Interest expense	13.6	19.7
Loss on extinguishment of debt	4.9	—
Provision (benefit) for income taxes	9.2	(8.5)
Net income (loss)	14.6	(16.6)

	Trailing Twelve Months
($ in millions)	Q1 2005	Q1 2004
Normalized EBITDA	327.6	191.6
Less:
Merger-related charges related to the Insignia acquisition	15.6	46.8
Integration costs related to the Insignia acquisition	11.6	18.9
One-time compensation expense related to the initial public offering	15.0	—
EBITDA	285.4	125.9
Add:
Interest income	5.5	3.8
Less:
Depreciation and amortization	48.5	103.2
Interest expense	59.3	76.7
Loss on extinguishment of debt	26.0	13.5
Provision (benefit) for income taxes	61.2	(13.7)
Net income (loss)	95.9	(50.0)

Reconciliation of Net Income to Net Income, As Adjusted

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(a)          Amortization expense related to Insignia net revenue backlog

(b)         Insignia merger-related and integration costs

(c)          One-time IPO related compensation expense

(d)         Costs of extinguishment of debt related to the IPO

Reconciliation of Normalized EBITDA to EBITDA to Operating Income (Loss)

	Americas		EMEA		Asia Pacific		Global Investment Management
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
($ in millions)	2005	2004	2005	2004	2005	2004	2005	2004
Normalized EBITDA	45.3	25.1	2.9	(2.0)	2.1	0.6	2.4	1.7
Less:
Merger-related charges related to the Insignia acquisition	—	7.6	—	2.1	—	—	—	0.3
Integration costs related to the Insignia acquisition	1.9	4.7	0.6	0.6	—	—	—	—
EBITDA	43.4	12.8	2.3	(4.7)	2.1	0.6	2.4	1.4
Less:
Depreciation and amortization	6.9	10.0	2.5	5.6	0.6	0.6	0.4	0.6
Equity income (loss) from unconsolidated subsidiaries	2.9	1.7	(0.2)	(0.2)	0.1	0.3	0.4	0.8
Operating income (loss)	33.6	1.1	—	(10.1)	1.4	(0.3)	1.6	—

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